Exhibit 4.4

FORM of COUNTERPART to the STOCKHOLDERS AGREEMENT

COUNTERPART to the STOCKHOLDERS AGREEMENT, dated as of May 31, 2002, among International Securities Exchange, Inc., a Delaware corporation (“ISE”) and the other parties named on the signature pages thereto (such other parties, together with all subsequent holders of capital stock of ISE that are parties to the Stockholders Agreement (as defined below), are referred to herein as the “Stockholders”), (the “Stockholders Agreement”), made as of                     , by                              (“New Stockholder”), and acknowledged by ISE.

WHEREAS, Stockholder owned shares (the “Shares”) of common stock, par value $.01 per share, of Exchange Technology Corp., a Nevada corporation (“ETC”);

WHEREAS, pursuant to an Agreement and Plan of Merger by and among ISE, ETC Acquisition Corp., a Delaware corporation and ETC, dated as of April 10, 2002 (the “Merger Agreement”), each of New Stockholder’s Shares were converted into and become shares of ISE (“ISE Shares”); and

WHEREAS, in connection with the receipt by New Stockholder of ISE Shares, New Stockholder is required by ISE, and desires to enter into this Counterpart to the Stockholders Agreement in order to become a party to such Stockholders Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, New Stockholder hereby agrees as follows:

1. New Stockholder acknowledges receipt of copies of the Stockholders Agreement, dated as of May 31, 2002, among ISE and the Stockholders.

2. New Stockholder shall hereby be deemed a “Stockholder” under the Stockholders Agreement and hereby agrees to be bound by, and to comply with, all applicable provisions of the Stockholders Agreement.

3. The ISE Shares to be received by New Stockholder pursuant to the Merger Agreement are hereby entitled to all rights under, and subject to the terms and conditions of, the Stockholders Agreement as if New Stockholder were an original signatory thereto.

4. The Stockholders Agreement, as amended by this Counterpart, is in all respects confirmed in its entirety.

5. This Counterpart to the Stockholders Agreement shall be governed by and construed in accordance with the laws of the State of New York.

6. This Counterpart to the Stockholders Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this Counterpart to the Stockholders Agreement as of the date first above written.

[Name of New Stockholder]

Acknowledged by:

INTERNATIONAL SECURITIES EXCHANGE, INC.

By:	/s/ MICHAEL SIMON
Name: Michael Simon
Title: Secretary

Schedule of Signatories to Counterpart to the Stockholders Agreement

Stockholder, as on Ledger	Date of Execution	Executing Signatory
Katz & Associates, L.P.	November 28, 2002	Gary Katz

The Porter GC 1997 Irrevocable Trust f/b/o Matthew B. Porter	October 19, 2002	Susan Porter

The Porter GC 197 Irrevocable Trust f/b/o Amy L. Porter	October 19, 2002	Susan Porter

The Porter GC 1997 Irrevocable Trust f/b/o Juliet P. Porter	October 19, 2002	Susan Porter

The Porter GC 1997 Irrevocable Trust f/b/o Jacqueline K. Porter	October 19, 2002	Susan Porter

The Porter GC 1997 Irrevocable Trust f/b/o Morgan T. Keeler	October 19, 2002	Susan Porter

The Porter GC 1997 Irrevocable Trust f/b/o Devin M. Keeler	October 19, 2002	Susan Porter

The Lauren Rebecca Keeler 2002 Irrevocable Trust	October 19, 2002	Susan Porter

The Amber Delilah Keeler 2002 Irrevocable Trust	October 19, 2002	Susan Porter

The Samual Tyler Keeler 2002 Irrevocable Trust	October 19, 2002	Susan Porter

The Porter GC 1997 Irrevocable Trust f/b/o Victoria E. Porter	October 19, 2002	Susan Porter

Porter Revocable Trust dated 8/15/98	October 19, 2002	Susan Porter

William F. Taylor and Jane P. Taylor, Trustees for the Taylor Family Trust, dated 3/13/03	April 2, 2003	William F. Taylor, Jane P. Taylor

Nancy B. Graham and Tracy F. Henderson, or their successors, Trustees of the Graham Bypass Trust	January 1, 2003	Nancy B. Graham, Tracy F. Henderson

The Holmes Trust	March 15, 2004	Linda Callihan

The Linda Callihan Family Trust	March 15, 2004	Linda Callihan

Jack Eizikovitz Trust	June 1, 2004	Jack Eizikovitz

Eli Katz	June 1, 2004	Eli Katz

Knight Trading Group, Inc.	June 7, 2004	Andrew M. Greenstein

Wayne H. Heldt Separate Property Revocable Trust UA Dated 1/28/04	June 15, 2004	Wayne H. Heldt

Diane F. Lee Separate Property Revocable Trust UA dated 3/10/99	June 15, 2004	Diane F. Lee

Caesar Ventures LLC	July 8, 2004	Caesar Ventures LLC

R.J. Thompson Holdings, Inc.	August 17, 2004	B. Kevin Sterns